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                                                                    EXHIBIT 99.1



                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended October 31, 1998 gives pro forma effect to the Corporate Reorganization as if it had been consummated as of November 1, 1997. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1998 gives pro forma effect to the Corporate Reorganization as if it had been consummated on October 31, 1998. All material adjustments necessary to reflect the Corporate Reorganization are presented in the pro forma adjustments columns, which are further described in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based upon available information and upon certain assumptions deemed reasonable by management.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Corporate Reorganization been consummated on the dates or for the periods indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto appearing in the KFC Coop's Annual Report and Form 10-K.






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                    KFC National Purchasing Cooperative, Inc.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                October 31, 1998
                             (Dollars in Thousands)

                                                                                 Corporate Reorganization
                                                                                        Adjustments
                                                                 Historical     ---------------------------        KFC
                                                                     KFC        Taco Bell      Unified Coop     Pro Forma
                                                                 ----------     ---------      ------------     ---------
Assets
     Current Assets:
     Cash and cash equivalents                                    $    272            --         $(1,915)(b)     $    126
                                                                                                   1,769 (c)
     Accounts receivable, net                                       51,654      $(16,076)(a)        (116)(b)       35,462
     Inventories:
          Food                                                       3,306          (436)(a)          --            2,870
          Equipment and promotional items                            3,763        (1,527)(a)          --            2,236
                                                                  --------      --------         -------         --------
                                                                     7,069        (1,963)             --            5,106

     Current portion of note receivable from related party              --         9,524 (a)          --            9,524
     Prepaid expenses and other current assets                         158            (6)(a)         (55)(b)           97
     Current portion of deferred income taxes                          635           (85)(a)        (101)(b)          449
                                                                  --------      --------         -------         --------
        Total Current Assets                                        59,788        (8,606)           (418)          50,764

     Office equipment, net                                             832            --            (832)(b)            0
     Investment in marketable equity security
       available for sale                                               87            --              --               87
     Investment in the Unified Coop                                                                1,000 (b)        1,000
     Loan Receivable from Unified Coop                                                             1,000 (b)        1,000
     Note receivable from related party, excluding
       current portion                                                 178            --              --              178
     Deferred income taxes, excluding current portion                  225            --              --              225
     Other assets                                                      228            --              --              228
                                                                  --------      --------         -------         --------
        Total  Assets                                             $ 61,338      $ (8,606)        $   750         $ 53,482
                                                                  ========      ========         =======         ========


Liabilities and Members' Equity

     Current Liabilities:
     Short-term borrowings                                        $    444            --         $1,769 (c)      $  2,213
     Notes payable                                                   3,000            --              --            3,000
     Accounts payable                                               33,554      $ (7,118)(a)        (193)(b)       26,243
     Accrued expenses                                                3,496          (481)(a)        (497)(b)        2,518
     Premium deposits                                                  329            --            (329)(b)            0
     Patronage dividend                                              2,619          (210)(a)          --            2,409
                                                                  --------      --------         -------         --------
        Total Current Liabilities                                   43,442        (7,809)            750           36,383

     Members' Equity:
     Membership common stock                                             7            (1)(a)          --                6
     Store common stock                                              1,951          (278)(a)          --            1,673
     Unrealized gain on marketable equity security                      33            --              --               33
     Retained earnings                                              15,990          (518)(a)          --           15,472
     Currency translation adjustment                                   (85)           --              --              (85)
                                                                  --------      --------         -------         --------
        Total Members' Equity                                       17,896          (797)             --           17,099
                                                                  --------      --------         -------         --------
        Total  Liabilities & Members' Equity                      $ 61,338      $ (8,606)        $   750         $ 53,482
                                                                  ========      ========         =======         ========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.





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(a)  The split-off of Taco Bell operations from KFC Coop was accounted for at fair value. Assets transferred to the Taco Bell subsidiary were trade accounts receivable (net of allowance for doubtful accounts), inventories and other assets related to the Taco Bell operations. The book value of these assets approximates their fair value. Liabilities transferred to the Taco Bell subsidiary were trade accounts payable and other current liabilities related to the Taco Bell operations. The book value of these liabilities approximates their fair value. Members' equity of the Taco Bell members transferred to the Taco Bell subsidiary were determined by summing the amount paid for KFC Coop Membership Stock and KFC Coop Store Stock by Taco Bell Members and the amount of retained earnings attributable to the KFC Coop's Taco Bell operations on the basis of the past patronage of Taco Bell Members with the KFC Coop. The net difference in assets, liabilities and members' equity transferred to the Taco Bell subsidiary was offset by an intercompany payable by the Taco Bell subsidiary to the KFC Coop. This intercompany payable is a result of early payment of Taco Bell trade accounts payable by the KFC Coop. Subsequent sale of inventory and collection of Taco Bell trade accounts receivable will provide sufficient cash to permit the payment in full of the intercompany payable, trade accounts payable and other current liabilities. The intercompany liability is payable in six monthly installments of principal and interest. Interest will accrue at the prime rate. Following is a summary of the pro forma adjustment as of October 31, 1998 reflecting Taco Bell members who tendered their KFC Coop Membership Stock and their KFC Coop Store Stock (dollars in thousands):

     Assets Transferred:
        Accounts receivable, net                               $16,076
        Inventories                                              1,963
        Other assets                                                91
                                                               -------
           Total Assets                                         18,130
                                                               -------
     Liabilities and Members' Equity Transferred:
        Accounts payable, trade                                  7,118
        Other current liabilities                                  691
        Members' Equity                                            797
                                                               -------
           Total Liabilities and Members' Equity                 8,606
                                                               -------
     Intercompany payable / receivable                         $ 9,524
                                                               =======


(b) Reflects capital contribution and loan to the Unified Coop. The loan is evidenced by a demand note and carries interest at a rate equal to the cost of funds of the KFC Coop from its primary lender, currently approximately 6%.

(c) Reflects short-term borrowings under existing lines of credit by the KFC Coop to fund its capital contribution and loan to the Unified Coop. Pursuant to the Unified Coop's Operating Agreement, the KFC Coop is required to make additional capital contributions and loans from time to time to the Unified Coop in amounts necessary to fund the working capital requirements of the purchasing program conducted for the KFC Coop.




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                    KFC National Purchasing Cooperative, Inc
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                       For the year ended October 31, 1998
                             (Dollars in thousands)

                                                                   Corporate Reorganization
                                                                          Adjustments
                                                Historical        ---------------------------            KFC
                                                   KFC               KFC            Taco Bell         Pro Forma
                                                ---------         ---------         ---------         ---------
Net sales                                       $ 664,792         $(369,914)(a)     $(155,636)(a)     $ 139,242

Cost of goods sold                                648,046          (359,404)(a)      (152,862)(a)       135,780
                                                ---------         ---------         ---------         ---------
     Gross profit                                  16,746           (10,510)           (2,774)            3,462

Selling, general and administrative expenses       13,602            (6,481)(a)        (2,375)(a)         4,746

Provision for losses on receivables                   700              (600)(b)          (100)(b)             -

Other income (expenses):
     Equity in earnings of
       the Unified Coop                                 -             3,429 (c)                           3,429
     Service charges                                  158                                                   158
     Interest income                                  247                                                   247
     Interest expense                                (272)                                                 (272)
     Miscellaneous                                    180                                                   180
                                                ---------         ---------         ---------         ---------
                                                      313             3,429                               3,742
                                                ---------         ---------         ---------         ---------
          Income before patronage
           dividend and income taxes                2,757                 -              (299)            2,458

Patronage dividend                                  2,619                                (210)(d)         2,409
                                                ---------         ---------         ---------         ---------
          Income before income taxes                  138                 -               (89)               49

Provision for income taxes                             78                                 (35)(e)            43
                                                ---------         ---------         ---------         ---------
          Net income                            $      60                 -         $     (54)        $       6
                                                =========         =========         =========         =========



The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

--------

(a) To eliminate sales, cost of sales and related selling, general and administrative expenses for the respective concepts. This activity is performed by the Unified Coop after the Corporate Reorganization.

(b) To eliminate provision for losses on receivables from operators and distributors of the respective concepts. The provision is recognized by the Unified Coop after the Corporate Reorganization.

(c) The KFC Coop recognizes its share of earnings of the Unified Coop utilizing the equity method of accounting.

(d)  To eliminate patronage dividend paid to Taco Bell members of the KFC Coop.

(e)  To eliminate income tax expense.